EXHIBIT 23.4



                          CONSENT OF INVESTMENT BANKERS



         We consent to the use, quotation and summarization in the Registration Statement on Form S-4 of our fairness opinion dated ______________, 1996, rendered to the Board of Directors of Allegiance Banc Corporation in connection with the merger of Allegiance Banc Corporation with and into F&M National Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.



                                            SCOTT & STRINGFELLOW, INC.



Richmond, Virginia
July 5, 1996